United States
Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2005

Hercules Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(Address of principal executive offices) (Zip Code)

(302) 594-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS

Hercules held an Investor and Analyst Day on September 14, 2005 which focused on technology and innovation.  The Investor and Analyst Day was webcast live and is available for replay on Hercules’ website at www.herc.com.

During the discussions, Craig A. Rogerson, President and Chief Executive Officer, also commented on the impact of Hurricane Katrina.  While the full impacts of Hurricane Katrina are not fully known at this time, the Company believes that it will impact earnings per share by at least five cents for the balance of the year.

Mr. Rogerson also commented on the increased raw material, utility and transportation costs being experienced by the Company unrelated to the hurricane and on actions being taken to help offset the impact of increased costs.

A copy of the news release related to the Investor and Analyst Day, which was issued concurrently with Mr. Rogerson’s comments, is attached as an Exhibit to this Form 8-K and incorporated by reference herein.

	c.	Exhibits.

		99.1	News Release of Hercules Incorporated dated September 14, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  September 16, 2005

By:

HERCULES INCORPORATED

/s/ Allen Spizzo
Allen Spizzo
Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	News Release of Hercules Incorporated dated September 14, 2005